Exhibit 21.1

E*TRADE GROUP, INC. SUBSIDIARIES

      Name

      E*TRADE Securities, Inc.

      E*TRADE Capital, Inc.

      E*TRADE Asset Management, Inc.

      E*TRADE Business Solutions Group, Inc.

      E*TRADE International Ltd.

      E*TRADE Global Ltd.

      E*TRADE Asia Limited

      ClearStation, Inc.

      TradePlus Brokerage, Inc.

      Confluent, Inc.

      E*TRADE Online Ventures, Inc.

      E*TRADE International Equipment Management Corporation

      E*TRADE UK (Holdings) Limited

      Electronic Shares Information Ltd.

      E*TRADE UK, Ltd.

      E*TRADE Germany AG

      Nordic AB

      Difko Borsmaeglerselskab A/S (Denmark)

      E*TRADE Sweden AB

      E*TRADE Norge ASA (Norway)

      E*TRADE Japan K.K

      PrivateAccounts, Inc.

      E*TRADE Systems Holdings Limited

      E*TRADE Institutional Securities, Inc.

      TIR Investor Select, Inc.

      E*TRADE Investor Select, Inc.

      Investor Select Advisors, Inc.

      Marquette Securities, Inc.

      Investor Select Advisors Limited

      E*TRADE Securities Limited

      E*TRADE Securities (Hong Kong) Limited

      TIR Securities Australia Ltd.

      E*TRADE Institutional Securities Limited

      TIR Securities UK Ltd.

      E*TRADE Systems India Private Limited

      E*TRADE Institutional Holdings, Inc.

      E*TRADE Asia Services Ltd.

      TIR Systems Holdings Ltd.

      TIR Holdings Brazil Ltd.

      E*TRADE Europe Securities Limited

      E*TRADE Europe Services Limited

      E*TRADE Web Services Limited

      TIR Securities Philippines Corp

      TIR Currency Management UK Ltd.

      Tireless Nominees Pty Ltd.

      Tiresome Nominees Pty Ltd.

      Tirade Nominees Pty Ltd.

      E*TRADE Nominees Limited

      TIR Currency Management Ltd.

      E*TRADE Financial Corporation

      E*TRADE Bank

      E*TRADE Capital Markets

      Telebanc Capital Trust I

      Telebanc Capital Trust II

      Telebanc Technology Solutions, Inc.

      Telebanc Mortgage Funding Corp.

      TM1 Funding LLC

      TM2 Securitization LLC

      TM2 Securitization QSPE LLC

      E*TRADE Access, Inc.

      North American Cash Systems, Inc.

      ATM Ventures, LLC

      CCS Holding Company

      Card Capture Services (Canada), Inc.

      CCS Mexico, S.A. de C.V.

      VERSUS Technologies, Inc.

      U.S. Raptor One, Inc. (subsidiary of VERSUS)

      U.S. Raptor Two, Inc. (subsidiary of VERSUS)

      U.S. Raptor Three, Inc. (subsidiary of VERSUS)

      3045175 Nova Scotia Company

      EGI Canada Corporation

      E*TRADE Brokerage Services, Inc.

      E*TRADE Technologies Corporation

      E*TRADE Fairvest Securities Corporation

      W&L Aviation, Inc.

      E*TRADE Africa (60% owned)

      E*TRADE South Africa (subsidiary of E*TRADE Africa)